Note: This proxy statement is being furnished to the Securities and Exchange Commission pursuant to Form 10-K “Supplemental Information Furnished with Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to Section 12 of the Act.” The information in this proxy statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

TOOTIE PIE COMPANY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 23, 2007

To the Stockholders of Tootie Pie Company, Inc.:

Notice is hereby given that the 2007 Annual Meeting of Stockholders (the "Meeting") of Tootie Pie Company, Inc., a Nevada corporation (the "Company"), will be held at the Best Western Hotel at 35150 IH-10 West and Highway 46, Boerne, TX 78006, on October 23, 2007 at 2:00pm, local time, for the following purposes:

1.

To elect Raymond G. Armstrong, M.D. as a Class I director of the Company for a period of three years or until his successor shall be elected and qualified; and

2.

To act upon such other matters as may properly come before the Meeting or any and all adjournments thereof.

Only stockholders of record at the close of business on September 21, 2007 are entitled to notice of and to vote at the Meeting or any and all adjournments thereof. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement. All stockholders are cordially invited to attend the Meeting in person.

By order of the Board of Directors

/s/ Jeff P. Bailey
Jeff P. Bailey
Corporate Secretary

October 8, 2007

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

TOOTIE PIE COMPANY, INC.

129 Industrial Drive

Boerne, Texas 78006

(210) 737-6600

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 23, 2007

PROXY SOLICITATION MATERIAL

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tootie Pie Company, Inc. (the "Company"), a Nevada corporation, for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Best Western Hotel at 35150 IH-10 West and Highway 46, Boerne, TX 78006, on October 23, 2007, at 2:00pm, local time, and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").

COST OF SOLICITATION

The cost of soliciting these proxies, including the preparation, printing, handling, and mailing of the proxy and related material, and reimbursing the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure that there is a quorum, certain officers, directors, regular employees and other representatives of the Company may solicit proxies by telephone, facsimile or other means. These persons will receive no extra compensation for their services.

MAILING OF PROXY STATEMENT, PROXY AND FORM 10-KSB ANNUAL REPORT

This Proxy Statement, the accompanying proxy and our annual report on Form 10-KSB for the fiscal year ended March 31, 2007 will first be mailed on or about October 8, 2007 to all stockholders entitled to notice of and vote at the Meeting.

STOCKHOLDERS ENTITLED TO VOTE

Only stockholders of record at the close of business on September 21, 2007 are entitled to notice of and to vote the shares of common stock, $0.001 par value, of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of September 21, 2007, there were 8,011,800 shares of common stock outstanding and entitled to vote and there were 597 stockholders of record.

There was no other class of voting securities outstanding on the record date. Each share of common stock held by a stockholder entitles such stockholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

QUORUM AND VOTES REQUIRED FOR ELECTION OF DIRECTORS

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Meeting. At each election of directors, the number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, shall be elected to the Board of Directors. This means that the nominee receiving the highest number of “For” votes will be elected as director. A properly executed proxy marked “Withhold” with respect to the election of the nominee will not be counted as a vote “cast” or have any effect on the election of such nominee. Proxy cards marked as withholding authority, as well as proxy cards containing abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business.

RETURNED PROXY CARDS THAT DO NOT PROVIDE VOTING INSTRUCTIONS

If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in the manner instructed by the stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted “For” with respect to the election of Raymond G. Armstrong, M.D. as a director of the Company.

BROKER NON-VOTES

If you hold your shares of common stock in “street name,” that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain “routine” matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such “broker non-votes” with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter.

CHANGING YOUR VOTE

You may revoke your proxy or change your vote at any time before the proxy is voted at the Meeting. In order to do this, you must:

(1)

send us written notice, stating your desire to revoke your proxy;

(2)

send us a signed proxy that bears a later date than the one you intend to revoke; or

(3)

attend the Meeting and vote in person. In this case, you must notify the Inspector of Elections that you intend to vote in person.

A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of September 21, 2007, by each person known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director and nominee, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the March 31, 2007 fiscal year and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated below, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by trustees and/or spouses under applicable law.

The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on September 21, 2007, plus shares of common stock subject to options, warrants and conversion rights held by such person on September 21, 2007, and exercisable or convertible within 60 days thereafter. Unless indicated otherwise, the address of each beneficial owner is c/o Tootie Pie Company, Inc., 129 Industrial Drive, Boerne, Texas 78006.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class (1)
Don L. Merrill, Jr. (2)	950,000	11.6%
David Patterson (3)	550,000	6.8%
Jeff P. Bailey (4)	525,000	6.5%
Christopher Keese (5)	71,000	*
Raymond G. Armstrong, M.D. (6)	25,000	*
All Directors and Executive Officers as a group	2,121,000	26.5%
* Less than 1%

(1)

The number of shares of common stock issued and outstanding as of September 21, 2007 was 8,011,800 shares.

(2)

Mr. Merrill’s beneficial ownership is comprised of 600,000 common shares owned outright. Additionally attributable to Mr. Merrill are 50,000 shares of common stock held by the Merrill Family Trust, 25,000 shares of common stock held in the Madeline Merrill Trust, 25,000 shares of common stock held in the Matthew Merrill Trust and 25,000 shares of common stock held in the Emily Merrill Trust. Joan Bradshaw is the trustee of these trusts and has voting and dispositive control over the shares. Mr. Merrill’s beneficial ownership also includes 25,000 shares of common stock held by Cathy Merrill, his wife, which are attributable to him. Mr. Merrill also owns options to purchase 200,000 shares of common stock. 50,000 of the options have an exercise price of $0.12 per share and expire on December 31, 2012 and 150,000 of the options have an exercise price of $0.40 per share and expire on March 22, 2017.

(3)

Mr. Patterson’s beneficial ownership is comprised of 400,000 common shares owned outright and 50,000 shares of common stock held by the Patterson Family Trust. Rory Hanks is the trustee for the Patterson Family Trust and has voting and dispositive control over the shares. Mr. Patterson also owns options to purchase 100,000 shares of common stock. 50,000 of the options have an exercise price of $0.12 per share and expire on December 31, 2012 and 50,000 of the options have an exercise price of $0.40 per share and expire on March 22, 2017.

(4)

Mr. Bailey’s beneficial ownership is comprised of 425,000 shares of common stock owned outright and options to purchase 100,000 shares of common stock. 50,000 of the options have an exercise price of $0.12 per share and expire on December 31, 2012 and 50,000 of the options have an exercise price of $0.40 per share and expire on March 22, 2017.

(5)

Mr. Keese’s beneficial ownership is comprised of 31,000 shares of common stock owned outright and warrants to purchase 40,000 shares of common stock. 20,000 of the warrants are Class A warrants which have an exercise price of $0.50 per share and expire on December 31, 2007. 20,000 of the warrants are Class B warrants which have an exercise price of $1.00 per share and expire on June 30, 2008.

(6)

Dr. Armstrong’s beneficial ownership is comprised of 15,000 shares of common stock owned outright and warrants to purchase 10,000 shares of common stock. 5,000 of the warrants are Class A warrants which have an exercise price of $0.50 per share and expire on December 31, 2007. 5,000 of the warrants are Class B warrants which have an exercise price of $1.00 per share and expire on June 30, 2008.

PROPOSAL TO ELECT A DIRECTOR TO THE BOARD OF DIRECTORS

We have three classes of directors; Class I, Class II and Class III, and directors in each class serve for three years from the date of election or until the directors’ successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors from one or more classes stand for election according to our By-Laws. The director elected at this Meeting will be elected to serve as set forth in our By-Laws. The Board of Directors has designated as a director nominee Raymond G. Armstrong, M.D. as a Class I director. This nominee is currently an elected director of the Company serving a term that is expiring.

The persons named in the proxy will vote to elect Raymond G. Armstrong, M.D. as a Class I director, unless authority to vote for the election is withheld. In the event that the nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve.

The Board of Directors recommends the election of Raymond G. Armstrong, M.D. as a director, and Proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the Proxy.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information about our directors and executive officers.

Name	Age	Position
Don L. Merrill, Jr.	48	President, Chief Executive Officer and Director
David Patterson	52	Treasurer and Chief Financial Officer
Jeff Bailey	29	Secretary and Vice President of Corporate Development
Raymond G. Armstrong, M.D. (1)	74	Director
Christopher Keese	39	Director

(1) Dr. Armstrong is the father-in-law of Mr. Merrill.

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Don L. Merrill, Jr. has been our Chief Executive Officer and a director since our inception. Mr. Merrill has over twenty years experience in capital markets, where he began his career with Merrill Lynch in 1983. In May 1989, Mr. Merrill left Merrill Lynch and began consulting directly with primarily early stage companies until September 2005 when he joined our Company. Mr. Merrill has provided his expertise on a consulting basis to companies in many business sectors, including specialty retail, telecommunications, financial services, and high tech communications, for close to twenty years. Mr. Merrill has evaluated many young companies and provided his expertise in raising both public and private equity. Mr. Merrill holds a Bachelor’s Degree in Advertising from the University of Texas at Austin, Texas.

David Patterson has been our Treasurer and Chief Financial Officer since our inception. As a Certified Public Accountant, Mr. Patterson has twenty plus years experience in a variety of industries including public accounting, oil and gas, commercial banking, not-for-profit, foodservice brokerage, and other consulting related experience. He has served as an auditor with Touche Ross, an accounting supervisor for Tesoro Petroleum, a senior loan and asset manager for Gill Savings, and a senior loan workout officer and head of the commercial real estate department of Fleet Bank-New Hampshire. From May 2000 to December 2003, Mr. Patterson served as a Founding Partner and Chief Financial Officer of Guardian Food Service Systems. From August 2004 to December 2004, Mr. Patterson served as a Sarbanes-Oxley Team Leader on a project for Baker Hughes, an international oil and gas services company based in Houston, Texas. Mr. Patterson served as an accounting and financial consultant from January 2005 to August 2005. Mr. Patterson holds a Bachelor of Business Administration Degree in Accounting from Texas State University.

Jeff Bailey has been our Secretary and Vice President of Corporate Development since our inception. In this role, Mr. Bailey manages and participates in our daily operation with a focus on sales, marketing, and distribution efforts. Mr. Bailey previously worked with JP Morgan Chase Bank in San Antonio, from May 2001 to August 2005, where he was involved in underwriting and extending credit to companies in numerous industries ranging from $10 million to $1 billion in revenues. His roles involved research, financial analysis, and presentation skills coupled with client support and marketing efforts. With these responsibilities, Mr. Bailey assisted companies in securing financing for capital improvements, acquisitions, and working capital needs. Mr. Bailey holds a Bachelor’s Degree in Agricultural Systems Management from Texas A&M University.

Christopher W. Keese has served as a director on our Board since May 31, 2006. Mr. Keese has a background in finance and banking. Currently, Mr. Keese works as a banker with Wells Fargo Bank, in San Antonio, Texas, where he has worked since May 2005. Prior to joining Wells Fargo, Mr. Keese worked as the Finance Manager for Dodge Superstore in San Antonio, Texas from September 2004 to April 2005, as a mortgage banker with Executive Mortgage from April 2002 until August 2004, and as the owner/operator of Antler Auto from February 1996 until April 2002. He has hired, developed, and managed key sales personnel, emphasizing referral relationships through enhanced marketing strategies, while introducing cross-selling capabilities for the sales personnel.

He has been involved in start-up operations where he provided key income and credit analysis, established business lines of credit, and managed cash flow. Mr. Keese is the grandson of Ruby Lorraine “Tootie” Feagan and the son of Bobbie Keese, our Vice President of Baking Operations.

Raymond G. Armstrong, M.D., has served as a director on our Board since May 31, 2006. Dr. Armstrong began his medical career in the United States Air Force, where he achieved the rank of Colonel and has been practicing cardiothoracic surgery in the private sector for over twenty-seven years. He has achieved high recognition in the field of medicine as Chairman of Cardiothoracic Surgery at Methodist Transplant Hospital and Assistant Chairman of Thoracic Surgery at Wilford Hall Medical Center in San Antonio, Texas. He is a Fellow of the American College of Surgeons, American College of Cardiology, College of Chest Physicians, as well as being an active member of the Society of Thoracic Surgeons and Southern Thoracic Surgical Association. Dr. Armstrong is the past President of the San Antonio Cardiology Society and is an active member of the American Medical Association and the Bexar County Medical Society. He also serves on numerous boards and commissions in both the public and private sectors. He currently serves as President of Armstrong Enterprises, a sales and marketing company specializing in home health care products and has served in that capacity for the last ten years. Dr. Armstrong is the father-in-law of our President and Chief Executive Officer, Don Merrill, Jr.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of September 21, 2007, we are not aware of any transaction or any currently proposed transaction, in which we were or are to be a participant, the amount exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We do not have any securities registered under Section 12 of the Exchange Act, as amended. Accordingly, our directors, executive officers, and stockholders beneficially owning more than 10% of our common stock are not required to comply with the reporting requirements of Section 16(a) of the Exchange Act.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee management of our Company and, in so doing, serve the best interests of our Company and our stockholders. We do not currently have a standing audit committee, compensation committee or nominating committee. Currently, the full Board of Directors performs the functions normally designated to such committees. Our Board has determined that David Patterson is an audit committee financial expert and that Mr. Patterson is not an independent director.

Director Independence

Our current directors are Don L. Merrill, Jr., Christopher Keese, and Raymond G. Armstrong, M.D. Don L. Merrill, Jr. has two years remaining on his term to serve as a director.  Christopher Keese has one year remaining on his term to serve as a director. Raymond G. Armstrong, M.D.’s term is currently expiring. Raymond G. Armstrong, M.D. has been nominated to serve as our director for a new three year term.

We are currently traded on the Over-the-Counter Bulletin Board or OTCBB. The OTCBB does not require that a majority of the board be independent.

Meetings of the Board of Directors

In the fiscal year ended March 31, 2007, our Board of Directors met four times. All of our directors have attended all meetings held.

PROCEDURE FOR NOMINATING DIRECTORS

The Board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the Board. Additionally, the Board has not created particular qualifications or minimum standards that candidates for the Board must meet. Instead, the Board considers how a candidate could contribute to the Company's business and meet the needs of the Company and the Board.

The Board will consider candidates for director recommended by our stockholders. Candidates recommended by stockholders are evaluated with the same methodology as candidates recommended by management or members of the Board. Any such recommendation for the 2008 Annual Meeting of Stockholders should be provided to our corporate secretary. The recommendation should be submitted to us in writing, addressed to 129 Industrial Drive, Boerne, Texas, 78006. The recommendation should include the following information: name of candidate; address, phone, and fax number of candidate; a statement signed by the candidate certifying that the candidate wishes to be considered for nomination to our Board of Directors and stating why the candidate believes that he or she meets the director qualification criteria and would otherwise be a valuable addition to our Board of Directors; a summary of the candidate's work experience for the prior five years and the number of shares of our stock beneficially owned by the candidate.

The Board will evaluate the recommended candidate and shall determine whether or not to proceed with the candidate in accordance with our procedures. We reserve the right to change our procedures at any time to comply with the requirements of applicable laws.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our stockholders. Stockholders can direct communications to our Vice President of Corporate Development, Jeff Bailey, at Tootie Pie Company, Inc., 129 Industrial Drive, Boerne, Texas 78006. While we appreciate all comments and questions from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about our Company at the same time.

Mr. Bailey collects and evaluates all stockholder communications. If the communication is directed to the Board of Directors generally or to a specific Board member, Mr. Bailey will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Bailey will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Bailey will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table presents compensation information for the year ended March 31, 2007 and the period from inception, June 16, 2005 to March 31, 2006, for our Principal Executive Officer and our Principal Financial Officer, also referred to as our “named executive officers.”

Summary Compensation Table

Name and Principal Position (a)	Year ended March 31, (b)	Base Salary ($) (c)	Options Awards (1) ($) (f)	All Other Compensation ($) (i)	Dollar Value of Total Compensation for the Covered Fiscal Year ($) (j)
Don L. Merrill, Jr. Principal Executive Officer	2007	47,500	39,000	-0-	86,500
	2006	-0-	6,500	25,000 (2)	31,500
David Patterson Principal Financial Officer	2007	50,000	13,000	-0-	63,000
	2006	26,154	6,500	-0-	32,654

(1) The amounts in this column were valued at the amount recognized for financial reporting purposes for the fair value of stock options granted in accordance with SFAS 123R.

(2) Mr. Merrill received a $25,000 cash payment for his efforts in starting the Company.

NARATIVE TO SUMMARY COMPENSATION TABLE

EMPLOYMENT AGREEMENTS OF EACH NAMED EXECUTIVE OFFICER

As of the date of this report, we do not have any written employment agreements with either of our named executive officers. Effective July 27, 2007, Mr. Merrill’s annual salary is $83,000 and Mr. Patterson’s annual salary is $73,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of options outstanding on March 31, 2007, the last day of our fiscal year, to each of the named executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

Option Awards
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)
Don L. Merrill, Jr.	50,000	0	0	$0.12	12/31/2015
Don L. Merrill, Jr.	150,000	0	0	$0.40	3/22/2017
David Patterson	50,000	0	0	$0.12	12/31/2015
David Patterson	50,000	0	0	$0.40	3/22/2017

NARATIVE TO OUTSTANDING EQUITY AWARDS TABLE

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We do not have any contracts, agreements, plans or arrangements that provide for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or termination of a named executive officer, or a change in control of our Company or a change in the named executive officer’s responsibilities following a change in control, with respect to each named executive officer.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them during the fiscal year ended March 31, 2007.

Director Compensation Table

Name (a)	Fees Earned or paid in cash ($) (b)	Stock awards ($) (1) (c)	Total ($) (h)
Raymond G. Armstrong, M.D.	600	4,000	4,600
Christopher Keese	600	4,000	4,600

(1) The value of the stock awards issued is computed in accordance with FAS 123R.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

In the fiscal year ended March 31, 2007, we paid $200 cash compensation to our independent directors for their services on our Board of Directors for each board meeting attended for a total of $600 paid to each. On June 28, 2006, we awarded 10,000 shares of common stock to each of our independent directors as compensation for their service as a director.

INDEPENDENT PUBLIC ACCOUNTANTS

We engaged Akin, Doherty, Klein & Feuge as our independent auditors to report on our balance sheet as of March 31, 2007 and subsequent periods, and the related statements of income, stockholders’ equity and cash flows for the years then ended. We do not expect our auditors to attend the Meeting but they will have an opportunity to make a statement by telephone if they wish to do so.

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of our financial statements and review of financial statements included in our quarterly reports for those years:

2007:	$27,700
2006:	$8,500

Audit-Related Fees

The aggregate fees billed in the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements not included in Audit Fees:

2007:	$0.00
2006:	$0.00

Tax Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning:

2007:	$1,650
2006:	$0.00

All Other Fees

The aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported above, represent services provided in connection with the filing of our registration statement on Form SB-2 with the Securities and Exchange Commission:

2007:	$24,295
2006:	$7,925

THE BOARD OF DIRECTORS PRE-APPROVAL POLICY AND PROCEDURES

We do not have a separate audit committee. The Board’s policy is to pre-approve all audit services and all non-audit services before they commence, including the fees and terms thereof, to be provided by our independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by our Company to the accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.

Our Board, acting as an audit committee, approved all fees described above and has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining the auditor's independence.

OTHER MATTERS

As of the date of this Proxy Statement, we are not aware of any business that will be presented for consideration at the Meeting other than that which has been referred to above. As to other business, if any, that may come before the Meeting, it is intended that Proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the Proxies.

STOCKHOLDERS ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOUR PROMPT RESPONSE WILL BE GREATLY APPRECIATED